EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-137446, 333-160967, 333-36188, and 333-118663 on Form S-8 of our report dated June 15, 2012, relating to the financial statements and financial statement schedule of Analysts International Corporation appearing in the Annual Report on Form 11-K of Analysts International Corporation Savings and Investment Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
June 15, 2012